Exhibit 1(j)

ARTICLES OF TRANSFER

BETWEEN

MERRILL LYNCH DEVELOPING CAPITAL MARKETS FUND, INC.

A MARYLAND CORPORATION,

AND

MERRILL LYNCH DRAGON FUND, INC.

A MARYLAND CORPORATION

THESE ARTICLES OF TRANSFER are made and entered into as of the 17th day of June, 2004, by and between Merrill Lynch Developing Capital Markets Fund, Inc., a Maryland corporation (the “Transferee”), and Merrill Lynch Dragon Fund, Inc., a Maryland corporation (the “Transferor”).

FIRST:             The Transferor agrees to sell, lease, exchange or transfer all or substantially all of its property and assets to the Transferee as hereinafter set forth.

SECOND:        The name of the Transferee is “Merrill Lynch Developing Capital Markets Fund, Inc.” The Transferee is a corporation organized under the laws of the State of Maryland. The name of the Transferor is “Merrill Lynch Dragon Fund, Inc.” The Transferor is a corporation organized under the laws of the State of Maryland.

THIRD:            The address and principal place of business of the Transferee is: 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

FOURTH:        The address and principal place of business of the Transferor is: 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

FIFTH:             The Transferee has its principal office in the State of Maryland in Baltimore City, Maryland. The Transferor has its principal office in the State of Maryland in

Baltimore City, Maryland. Neither the Transferee nor the Transferor owns an interest in land in the State of Maryland.

SIXTH:              The terms and conditions of the transactions set forth in these Articles of Transfer were advised, authorized and approved by the Transferor in the manner and by the vote required by its charter and the laws of the State of Maryland: (i) at a duly called and held meeting of the Board of Directors of the Transferor held on February 9 and 10, 2004, by all of the Directors present at the meeting and (ii) at a duly called and held annual meeting of the stockholders of the Transferor held on June 16, 2004 at 9:00 a.m., by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

SEVENTH:        The terms and conditions of the transactions set forth in these Articles of Transfer were advised, authorized and approved by the Transferee in the manner and by the vote required by its charter and the laws of the State of Maryland at a duly called and held meeting of the Board of Directors of the Transferee held on February 9 and 10, 2004, by all of the Directors present at the meeting.

EIGHTH:            The nature of the consideration to be paid by the Transferee to the Transferor for the conveyance and transfer of all of the assets of the Transferor shall be full shares of common stock of the Transferee, and to the extent necessary, any fractional shares of common stock of the Transferee, of an aggregate net asset value equal (to the nearest one ten-thousandth of one cent) to the value of assets of the Transferor acquired, reduced by the amount of liabilities of the Transferor assumed by the Transferee, both determined as of 4:00 p.m., Eastern time, on June 18, 2004.

NINTH:            These Articles of Transfer shall be effective at 12:01 a.m. on June 21, 2004.

IN WITNESS WHEREOF, each party to these Articles of Transfer has caused these Articles to be signed and acknowledged in its name and on its behalf by its Vice President and attested by its Secretary, on the day and year first above written.

MERRILL LYNCH DEVELOPING CAPITAL MARKETS FUND, INC.

By: /s/ Donald C. Burke
Name:	Donald C. Burke
Title:	Vice President

ATTEST

/s/ Phillip S. Gillespie
Name:	Phillip S. Gillespie
Title:	Secretary

MERRILL LYNCH DRAGON FUND, INC.

By: /s/ Donald C. Burke
Name:	Donald C. Burke
Title:	Vice President

ATTEST

/s/ Phillip S. Gillespie
Name:	Phillip S. Gillespie
Title:	Secretary

THE UNDERSIGNED, Vice President of the Transferor who executed on behalf of the Transferor the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Transferor the foregoing Articles of Transfer to be the corporate act of the Transferor and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Donald C. Burke
Donald C. Burke, Vice President

THE UNDERSIGNED, Vice President of the Transferee who executed on behalf of the Transferee the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Transferee the foregoing Articles of Transfer to be the corporate act of the Transferee and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Donald C. Burke
Donald C. Burke, Vice President